Voting Agreement and Irrevocable Proxy
                     --------------------------------------

     Until the third anniversary of the date hereof, in the event of an Event of Default as defined in that certain Senior Secured Convertible Debenture in favor of Palisades Capital, LLC (an "Event of Default"), which continues for a period of not less than 30 days, Robert Bernstein ("Bernstein") hereby irrevocably agrees to vote all of his shares of Class A Common Stock and Class B Common Stock (the "Common Stock") of Material Technologies, Inc. (the "Company") which Bernstein (x) currently owns of record, (y) becomes the owner of record after the date hereof, or (z) for which he has in any manner the right to vote, on all matters on which the shareholders of the Company are permitted, required or requested to vote or consent, whether at a meeting or by written consent, as directed by Monty Freedman or his designated successor (the "Proxy Holder").

     The foregoing voting agreement shall not be personal to Bernstein, but shall attach to all shares of Common Stock as described above, and shall therefore bind any bona fide, non-affiliated third party transferee of the shares of Class A Common Stock, except, however, that this voting agreement shall automatically terminate as to any shares of Common Stock sold by Bernstein to a bona fide, non-affiliated third party transferee of the shares of Common Stock, who is not related to, or an affiliate of, Bernstein or any relative of Bernstein, or otherwise have any agreement, arrangement or understanding with Bernstein or any of his affiliates with respect to the voting of, or disposal of, any shares of Common Stock (an "Independent Third Party"). This voting agreement shall be deemed to be coupled with an interest, and is irrevocable.

     By Bernstein's execution hereof and in order to secure the obligations of Bernstein hereunder, Bernstein hereby irrevocably constitutes and appoints Monty Freedman and any successor Proxy Holder designated in writing by Mr. Freedman (but such designation shall not be effective until first provided to Mr. Bernstein), and if Mr. Freedman or his designated successor shall be unavailable, the Chief Executive Officer of the Company, and either of them, as Bernstein's true and lawful attorney-in-fact, with full power of substitution, to: (i) vote, in accordance with the foregoing voting agreement, all shares of Common Stock which Bernstein may be entitled to vote upon the election of directors and any other matter that may be properly presented for a vote of shareholders at any annual or special meeting of shareholders of the Company, and (ii) vote, in accordance with the foregoing voting agreement, by means of a written consent of shareholders, all shares of Common Stock which Bernstein may be entitled to vote upon the election of directors and any other matter that may be properly presented for the consent of shareholders by written consent in lieu of a vote taken at any annual or special meeting of shareholders of the Company and (iii) execute, acknowledge, swear to and file in the name, place and stead of Bernstein any consent, approval, or other documents to be executed by the shareholders in connection with such votes.

     Notwithstanding anything herein to the contrary, Bernstein shall have the right to vote any shares to which he would otherwise be entitled to vote so long as there shall not be an Event of Default under the Debenture.

     The Proxy granted hereby is irrevocable and shall be deemed coupled with an interest in the above described voting agreement and other related agreements for the term stated herein and it shall survive any insolvency of Bernstein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of September 23, 2003.


Robert M Bernstein                          Material Technologies, Inc.


By:                                         By:
   ------------------------------              ------------------------------
   Robert M Bernstein, individually            Robert M Bernstein, CEO


Monty Freedman


By:
   ------------------------------
   Monty Freedman, individually


Palisades Capital, LLC


By:
   ------------------------------
   Jean Turner, Secretary


[signature page to Irrevocable Proxy]